BYLAWS

                                       OF

                              OREGON BAKING COMPANY

                                   * * * * *


                                    ARTICLE I

                                  SHAREHOLDERS
                                  ------------


             1.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Friday in the month of April in each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

             1.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. The requesting shareholders shall sign, date and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

             1.3 PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place, within or without the State of Oregon, as may be determined by the Board of Directors.

             1.4 NOTICE OF MEETINGS. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting to the shareholder's address shown in the corporation's current record of shareholders, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting.

             1.5 WAIVER OF NOTICE. A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder's attendance also waives object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

             1.6 RECORD DATE.

                 (a) For the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting or to vote or to take any other action, the Board of Directors of the corporation may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days before the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

                 (b) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                 (c) If a court orders a meeting adjourned to a date more than 120 days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

             1.7 SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the Secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholder's list does not affect the validity of action taken at the meeting.

             1.8 QUORUM; ADJOURNMENT. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment; provided, however, that if the meeting is adjourned more than 120 days after the originally scheduled meeting date, then a new notice of the meeting shall be required. At such adjourned meeting at which a quorum is

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

present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

             1.9 VOTING REQUIREMENTS; ACTION WITHOUT MEETING; MEETING BY
                 TELEPHONE CONFERENCE.

                 (a) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.

                 (b) Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the actin. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specified an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, the notice must contain or be accompanied by the same material that, under the Oregon Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

                 (c) Shareholder meetings by conference telephone or similar communications equipment may be held in the manner and with the effect provided for in the Oregon Business Corporation Act.

             1.10 PROXIES.

                 (a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

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

                 (b) The death or incapacity of the shareholders appointing a proxy shall not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulated votes before the proxy exercises the proxy's authority under the appointment.


             1.11 CORPORATION'S ACCEPTANCE OF VOTES.

                 (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                 (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

                     (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                     (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                     (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

                     (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

                     (v) Two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

                 (c) The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                 (d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, but a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

                 (e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this provision are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

             2.1 DUTIES OF BOARD OF DIRECTORS. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be managed by its Board of Directors.

             2.2 NUMBER, ELECTION AND QUALIFICATION. The number of directors of the corporation shall be at least one (1). The number of directors shall initially be fixed by the incorporator of the corporation, ad thereafter, the number of directors shall be fixed from time to time by the shareholders or the Board of Directors pursuant to a resolution adopted at a meeting of shareholders or the Board of Directors. The directors shall hold office until the next annual meeting of shareholders, unless the terms are staggered in accordance with the Articles of Incorporation, and until their successors shall have been elected and qualified, until earlier death, resignation or removal or until there is a decrease in the number of directors. Directors need not be residents of the State of Oregon or shareholders of the corporation. A decrease in the number of directors shall not shorten the term of any incumbent director.

             2.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without notice other than the resolution.

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

             2.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

             2.5 NOTICE. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at lest two days prior to the meeting by any means provided by law. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. Notice by all other means shall be deemed to be given when received by the director or a person at the director's business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, or the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

             2.6 WAIVER OF NOTICE. A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting or which notice is waived and must be filed with the minutes or corporate records.

             2.7 QUORUM; MAJORITY VOTE. A majority of the number of directors fixed by or in accordance with Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

             2.8 MEETING BY TELEPHONE CONFERENCE; ACTION WITHOUT MEETING.

                 (a) Members of the Board of directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

                 (b) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as

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

is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

             2.9 VACANCIES. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific late date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

             2.10 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

             2.11 PRESUMPTION OF ASSET. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director's dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

             2.12 DIRECTOR CONFLICT OF INTEREST.

                 (a) A transaction in which a director of the corporation has a direct or indirect interest shall be valid notwithstanding the director's interest in the transaction if the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or a committee thereof and it authorizes, approves or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with direct or indirect interest in the transaction; or the material facts of the transaction and the director's interest are disclosed or known to shareholders entitled to vote and they, voting as a single group, authorize, approve or ratify the transaction by a majority vote; or the transaction is fair to the corporation.

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                 (b) A conflict of interest transaction may be authorized,
approved, or ratified if it receives the affirmative vote of a majority of directors who have no direct or indirect interest in the transaction. If such a majority of directors vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action.

                 (c) A conflict of interest transaction may be authorized, approved or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a director or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving or ratifying the transaction.

                 (d) A director has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.

             2.13 REMOVAL. The shareholders may remove one or more directors with our without cause at a meeting called expressly for that purpose, unless the Articles of Incorporation provide for removal for cause only. If a director is elected by a voting group of shareholders, only those shareholders may participate in the vote to remove the director.

             2.14 RESIGNATION. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the corporation. Such resignation shall be effective (a) on receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or () on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee, unless the notice specified a later effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                                    OFFICERS
                                    --------

             3.1 ENUMERATION. The officers of the corporation shall consist of a President and a Secretary and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chairman of the Board, a Vice-Chairman of the Board, a Treasurer, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate, and, if authorized by the Board, a duly appointed officer may appoint one or more officers or assistant officers.

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             3.2 ELECTION. The President and Secretary shall be elected annually by the board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

             3.3 QUALIFICATION. No officer need be a director, stockholder or Oregon resident. Any two or more offices may be held by the same person.

             3.4 TENURE. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

             3.5 RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the corporation. A resignation is effective on receipt unless the notice specified a later effective date. If the corporation accepts a specified later effective date the Board of Directors may fill the pending vacancy before the effective date but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

             3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

             3.7 CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. If the Board of Directors appoints a Chairman of the Board, he shall, when present, president at all meetings of the Board of Directors. He shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

             3.8 PRESIDENT. The President shall be the chief executive officer of the corporation. The President shall, subject to the direction of the board of Directors, have general supervision and control of the business of the corporation. Unless otherwise provided by the directors, he shall preside at all meetings of the stockholders and of the Board of Directors (except as provided in Section 3.7 above). The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

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             3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and posses such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice president (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

             3.10 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate record and the corporate seal and to affix and attest to the same on documents.

         Any Assistant Secretary shall perform such duties and possess such powers as the board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

         In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

             3.11 TREASURER AND ASSISTANT TREASURERS. If the Board of Directors appoints a Treasurer, he shall perform such duties and shall have such powers as may from time to time be assigned to him by the board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

         Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the assistant Treasurers in the order determined by the Board of Directors) shall perform the duties ad exercise the powers of the Treasurer.

                                       10
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             3.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                                   ARTICLE IV

                               ISSUANCE OF SHARES
                               ------------------

             4.1 CERTIFICATES FOR SHARES.

                 (a) Certificates representing shares of the corporation shall be in form determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by two officers of the corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

                 (b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant tot he Articles of Incorporation, the Bylaws, applicable securities laws, agreements among or between shareholders or any agreement to which the corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and that the corporation retains a copy of the restriction. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued an the authority of the Board of Directors to determine variations for future series or a statement of the existence of such designations, relative rights, preferences and limitations and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                 (c) The name and mailing address of the person to whom the share represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Each shareholder shall have the duty to notify the corporation of his or her mailing address. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors prescribes.

             4.2 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto

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authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall e deemed by the corporation to be the owner thereof for all purposes.

             4.3 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors determines by resolution. The signatures of officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

             4.4 OFFICER CEASING TO ACT. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                    ARTICLE V

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS
                 ----------------------------------------------

             5.1 CONTRACTS. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instance.

             5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of Directors. Such authority may be general or confined to specific instances.

             5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner a shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

             6.1 SEAL. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

             6.2 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

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

                                   ARTICLE VII

                                   AMENDMENTS
                                   ----------

         These Bylaws may be altered, amended or repealed ad new Bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

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